UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2007

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2231986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4295 San Felipe Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2007, Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), Prosperity Bank, a Texas banking association and wholly-owned subsidiary of Prosperity (“Prosperity Bank”), and The Bank of Navasota, N.A., a national banking association located in Navasota, Texas (the “Bank”), entered into the First Amendment to Agreement and Plan of Reorganization (the “Amendment”), which amends certain provisions of the Agreement and Plan of Reorganization, dated May 1, 2007 (the “Agreement”), pursuant to which the Bank will merge with and into Prosperity Bank, a wholly-owned subsidiary of Prosperity, with Prosperity Bank as the surviving entity.

The Amendment revises the terms of the Agreement to more accurately reflect the understanding of the parties by correcting the calculation of the minimum and maximum values of the merger consideration to be paid to Bank shareholders and increasing the Bank’s minimum allowance for loan losses from 1.3% to 2.0%.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	First Amendment to Agreement and Plan of Reorganization by and among Prosperity Bancshares, Inc., Prosperity Bank and The Bank of Navasota, N.A. dated as of June 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: July 2, 2007	By:	/s/ James D. Rollins III
James D. Rollins III
President and Chief Operating Officer

EXHIBIT INDEX

Exhibits. The following are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit
2.1	First Amendment to Agreement and Plan of Reorganization by and among Prosperity Bancshares, Inc., Prosperity Bank and The Bank of Navasota, N.A. dated as of June 27, 2007.